UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed on February 18, 2021, as amended on March 26, 2021, BorgWarner Inc., a Delaware corporation (the “Company”), entered into a Business Combination Agreement, dated February 15, 2021, by and among the Company, Blitz F21-842 AG, a stock corporation incorporated under the laws of Germany and a wholly-owned indirect subsidiary of the Company that is now known as “ABBA BidCo AG” (“BidCo”), and Akasol AG, a stock corporation incorporated under the laws of Germany (“Akasol”), pursuant to which the Company, indirectly through BidCo, made a voluntary public takeover offer within the meaning of Sections 29 para. 1, 34 of the German Securities Acquisition and Takeover Act for the purchase of up to all of the 6,061,856 non-par value bearer shares with a proportionate amount of €1.00 per share of the share capital of Akasol (each, an “Akasol Share” and collectively “Akasol Shares”) for cash consideration per Akasol Share of €120.00 (the “Offer”). Sven Schulz, Akasol’s largest shareholder, Chief Executive Officer and Founder, as well as certain other shareholders, each entered into an Agreement on the Irrevocable Undertaking with the Company and BidCo under which each such shareholder committed to tender approximately 59.4% of the issued Akasol Shares into the Offer.

The additional acceptance period of the Offer expired at 24:00 hrs. (Frankfurt am Main local time) / 18:00 hrs. (New York City time) on May 26, 2021. The Offer has been accepted for a total of 5,400,025 Akasol Shares (the “Tendered Akasol Shares”), corresponding to approximately 89.08% of the share capital and the voting rights of Akasol. The Offer settled on June 4, 2021 (the “Settlement Date”), by crediting the offer consideration to the account of the respective custodian bank at Clearstream Banking AG simultaneously with the transfer of the Tendered Akasol Shares to BidCo (“Offer Settlement”).

Following Offer Settlement, Akasol became a majority-owned subsidiary of the Company. The total cash consideration paid by the Company, indirectly through BidCo, for the Tendered Akasol Shares was €648,003,000, which the Company paid from current cash balances and which includes proceeds received from the Company’s previously announced public offering of BorgWarner 1.00% Senior Notes due 2031.

Akasol, headquartered in Darmstadt, Germany, is a leading developer and manufacturer of high-energy and high-performance lithium-ion battery systems for use in buses, commercial vehicles, rail vehicles and industrial vehicles, as well as in ships and boats.

Following Offer Settlement, subject to approval of the shareholders at the Akasol annual general meeting on June 30, 2021, the Company expects to be represented with three of the five members of Akasol’s Supervisory Board. The Company will assess what additional actions, if any, it will take to achieve full control and ownership of Akasol including, without limitation, the delisting of Akasol Shares.

Item 8.01     Other Events

On the Settlement Date, the Company issued a press release announcing the completion of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
2.1
Business Combination Agreement, dated February 15, 2021, by and among BorgWarner Inc., Blitz F21-842 AG and Akasol AG (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed March 26, 2021).

2.2
Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Sven Schulz, Sven Schulz Group GmbH, BorgWarner Inc. and Blitz F21-842 AG (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed March 26, 2021).*

2.3
Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Stephen Raiser, BorgWarner Inc. and Blitz F21-842 AG (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed March 26, 2021).*

2.4
Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Felix von Borck, BorgWarner Inc. and Blitz F21-842 AG (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed March 26, 2021).*

2.5
Agreement on the Irrevocable Undertaking, dated February 15, 2021, Dr. Björn Eberleh, BorgWarner Inc. and Blitz F21-842 AG (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A filed March 26, 2021).*

99.1	Press Release dated June 4, 2021.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: June 4, 2021	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary